                         ------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------


                                    C3, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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                                           3800 GATEWAY BOULEVARD, SUITE 310
     NORTH CAROLINA                        MORRISVILLE, NORTH CAROLINA 27560                     56-0308470
-------------------------------        ---------------------------------------             ----------------------
(State or other jurisdiction of        (Address of principal executive offices)               (I.R.S. Employer
incorporation or organization)                                                             Identification Number)
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                            1996 STOCK OPTION PLAN OF
                                    C3, INC.

                           1997 OMNIBUS STOCK PLAN OF
                                    C3, INC.
                            -------------------------
                            (Full title of the plans)

                            -------------------------
                                 Jeff N. Hunter
                                    President
                                    C3, Inc.
                        3800 Gateway Boulevard, Suite 310
                        Morrisville, North Carolina 27560
                                 (919) 468-0399
            ---------------------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                                  PROPOSED             PROPOSED
TITLE OF                                          MAXIMUM              MAXIMUM
SECURITIES             AMOUNT                     OFFERING             AGGREGATE             AMOUNT OF
TO BE                  TO BE                      PRICE                OFFERING              REGISTRATION
REGISTERED             REGISTERED                 PER SHARE(1)         PRICE(1)              FEE(1)
----------             ----------                 ------------         ---------             ------------
Common Stock,
no par value           1,377,045 shares           $1.88-$15.00         $12,100,708           $3,570
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----------------
(1) Pursuant to Rule 457(c) and (h)(1), based on (i) the average option price
($3.95) for shares available for issuance upon exercise of outstanding options granted pursuant to the 1996 Stock Option Plan of C3, Inc. (661,791 shares);
(ii) the average option price ($14.61) for shares available for issuance upon exercise of outstanding options granted pursuant to the 1997 Omnibus Stock Plan of C3, Inc. (477,000 shares); (iii) the average ($12.1875) of the high ($12.50)
and low ($11.875) sale prices of the registrant's common stock on December 29,
1997, as reported by the Nasdaq National Market, with respect to shares available for future issuance pursuant to the 1997 Omnibus Stock Plan of C3,
Inc. (200,979 shares); and (iv) the average option price ($1.88) for shares available for issuance upon exercise of outstanding options granted by the registrant to consultants performing services on behalf of the Company prior to the adoption of either the 1996 Stock Option Plan of C3, Inc. or the 1997
Omnibus Stock Plan of C3, Inc. (37,275 shares).


                         ------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by C3, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (a) The Company's Prospectus dated November 14, 1997, filed with the Commission on November 17, 1997.

                  (b) The description of the Company's Common Stock, no par value, contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission on November 7, 1997, including any amendment or report filed for the purpose of updating such description.

                  (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company. One of the members of Womble Carlyle Sandridge & Rice, PLLC holds 10,650 shares of Common Stock, which were purchased from the Company in May 1996 in a private placement transaction.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contains specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense and it is determined as provided by statute that the director or officer meets a certain standard of conduct, but the corporation may not indemnify a director or officer if he is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

         The Company's bylaws provide for the indemnification of any director or officer of the Company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interest of the Company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

         The Company's articles of incorporation provide for the elimination of the personal liability of each director of the Company to the fullest extent permitted by law.

         The Company has obtained directors' and officers' liability insurance, under which directors and officers of the Company may be insured or indemnified against certain liabilities which they may incur in their capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as a part of this Registration
Statement:

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         NUMBER            DESCRIPTION
         ------            -----------
         4.1               Amended and Restated Articles of Incorporation of C3, Inc. (incorporated by reference to
                           Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-36809)).

         4.2               Amended and Restated Bylaws of C3, Inc. (incorporated by reference to Exhibit 3.2 of the
                           Company's Registration Statement on Form S-1 (File No. 333-36809)).

         5                 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common
                           Stock being registered.

         23.1              Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

         23.2              Consent of Deloitte & Touche, LLP.

         24                Power of Attorney (included in the signature page to this Registration Statement).

         99.1              1996 Stock Option Plan of C3, Inc., as amended  (incorporated by reference to Exhibit 10.15 of the Company's Registration Statement on Form S-1 (File No. 333-36809)).

         99.2              1997 Omnibus Stock Plan of C3, Inc. (incorporated by reference to Exhibit 10.16 of the
                           Company's Registration Statement on Form S-1 (File No. 333-36809)).

         99.3              1997 Declaration of Amendment to 1997 Omnibus Stock Plan of C3, Inc.

         99.4              Stock Option Agreement, dated May 25, 1996, between C3, Inc. and Robert C. Glass and
                           Bronwen K. Nishikawa.

         99.5              Stock Option Agreement, dated June 4, 1996, between C3, Inc. and Earl R. Hines and
                           Jacqueline C. Hines.

         99.6              Stock Option Agreement, dated June 6, 1996, between C3, Inc. and Douglas G. Waltz.

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



ITEM 9.  UNDERTAKINGS.

(a)      The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, C3, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of North Carolina, on this 31st day of December, 1997.

                                            C3, INC.


                                            By:      /s/  JEFF N. HUNTER
                                               ---------------------------------
                                                     Jeff N. Hunter
                                                     President and Chairman

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement hereby constitutes and appoints Jeff N. Hunter and Mark W. Hahn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, exhibits thereto and other documents in connection therewith, to this Registration Statement, to make such changes in the Registration Statement as such attorneys-in-fact deems appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 31, 1997.


        /s/ JEFF N. HUNTER                           /s/ FREDERICK A. RUSS
-------------------------------------          ---------------------------------
            Jeff N. Hunter                               Frederick A. Russ
       PRESIDENT AND DIRECTOR                                DIRECTOR
    (PRINCIPAL EXECUTIVE OFFICER)


         /s/ KURT LEUTZINGER                          /s/ DAVID B. STEWART
-------------------------------------          ---------------------------------
             Kurt Leutzinger                              David B. Stewart
                DIRECTOR                                      DIRECTOR


          /s/ KURT NASSAU                              /s/ OLLIN B. SYKES
-------------------------------------          ---------------------------------
              Kurt Nassau                                  Ollin B. Sykes
                DIRECTOR                                      DIRECTOR


          /s/ HOWARD RUBIN                             /s/ MARK W. HAHN
-------------------------------------          ---------------------------------
              Howard Rubin                                 Mark W. Hahn
                DIRECTOR                             CHIEF FINANCIAL OFFICER
                                                     (PRINCIPAL FINANCIAL AND
                                                        ACCOUNTING OFFICER)

                                  EXHIBIT INDEX
                                       TO
                      REGISTRATION STATEMENT ON FORM S-8 OF
                                    C3, INC.
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         NUMBER            DESCRIPTION
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
         4.1               Amended and Restated Articles of Incorporation of C3, Inc. (incorporated by reference to
                           Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-36809)).

         4.2               Amended and Restated Bylaws of C3, Inc. (incorporated by reference to Exhibit 3.2 of the
                           Company's Registration Statement on Form S-1 (File No. 333-36809)).

         5                 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common
                           Stock being registered.

         23.1              Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

         23.2              Consent of Deloitte & Touche LLP.

         24                Power of Attorney (included in the signature page to this Registration Statement).

         99.1              1996 Stock Option Plan of C3, Inc., as amended  (incorporated by reference to Exhibit 10.15 of the Company's Registration Statement on Form S-1 (File No. 333-36809)).

         99.2              1997 Omnibus Stock Plan of C3, Inc. (incorporated by reference to Exhibit 10.16 of the
                           Company's Registration Statement on Form S-1 (File No. 333-36809)).

         99.3              1997 Declaration of Amendment to 1997 Omnibus Stock Plan of C3, Inc.

         99.4              Stock Option Agreement, dated May 25, 1996, between C3, Inc. and Robert C. Glass and
                           Bronwen K. Nishikawa.

         99.5              Stock Option Agreement, dated June 4, 1996, between C3, Inc. and Earl R. Hines and
                           Jacqueline C. Hines.

         99.6              Stock Option Agreement, dated June 6, 1996, between C3, Inc. and Douglas G. Waltz.

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